                                  EXHIBIT 4.1



                                RIGHTS AGREEMENT




                                 BY AND BETWEEN



                         ASSISTED LIVING CONCEPTS, INC.


                                      AND


                    AMERICAN STOCK TRANSFER & TRUST COMPANY,


                                AS RIGHTS AGENT


                                EFFECTIVE AS OF


                                OCTOBER 1, 2004

                                TABLE OF CONTENTS


                                                                                                               PAGE
Section 1.        Certain Definitions.............................................................................1

Section 2.        Appointment of Rights Agent.....................................................................6

Section 3.        Issue of Rights Certificates....................................................................6

Section 4.        Form of Rights Certificates.....................................................................7

Section 5.        Countersignature and Registration...............................................................8

Section 6.        Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated,
                  Destroyed, Lost or Stolen Rights Certificates...................................................9

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights...................................9

Section 8.        Cancellation and Destruction of Rights Certificates............................................11

Section 9.        Reservation and Availability of Junior Preferred Stock.........................................11

Section 10.       Junior Preferred Stock Record Date.............................................................12

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights.............................13

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................21

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................21

Section 14.       Fractional Rights and Fractional Shares........................................................24

Section 15.       Rights of Action...............................................................................25

Section 16.       Agreement of Rights Holders....................................................................25

Section 17.       Rights Certificate Holder Not Deemed a Stockholder.............................................26

Section 18.       Concerning the Rights Agent....................................................................26

Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................27

Section 20.       Duties of Rights Agent.........................................................................27

Section 21.       Change of Rights Agent.........................................................................29

Section 22.       Issuance of New Rights Certificates............................................................30

Section 23.       Redemption and Termination.....................................................................31

Section 24.       Exchange.......................................................................................32

Section 25.       Notice of Certain Events.......................................................................33

Section 26.       Notices........................................................................................34

Section 27.       Supplements and Amendments.....................................................................34

Section 28.       Successors.....................................................................................35

Section 29.       Determinations and Actions by the Board of Directors...........................................35

Section 30.       Benefits of this Agreement.....................................................................35

Section 31.       Severability...................................................................................35

Section 32.       Governing Law..................................................................................36

Section 33.       Counterparts...................................................................................36

Section 34.       Descriptive Headings...........................................................................36



EXHIBITS

Exhibit A         Form of Certificate of Designation of Series A Junior
                  Participating Preferred Stock

Exhibit B         Form of Rights Certificate

Exhibit C         Summary of Stockholder Rights Plan

                              RIGHTS AGREEMENT

                   THIS RIGHTS AGREEMENT, effective as of October 1, 2004 (the "Agreement"), is by and between Assisted Living Concepts, Inc., a Nevada Corporation (the "Company"), and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agent").

                                  INTRODUCTION:

                  Effective October 1, 2004 (the "Rights Dividend
Declaration Date"), the board of directors of the Company authorized and declared a distribution of one Right (each, a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on September 30, 2004 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a share (each one one-thousandth of a share, a "Unit") of Junior Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions set forth in this Agreement, and has further authorized and directed the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

                                   AGREEMENT:

                  In consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                 Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing:

                  (i) no Person shall become an "Acquiring Person" solely as the result of the acquisition of shares of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding as a result of any such acquisition of shares of Common Stock by the Company and shall, after such acquisition of shares by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock of the Company are treated equally), such Person shall then become and be deemed to be an "Acquiring Person" hereunder;

                  (ii) no Person who, alone or together with all Affiliates and Associates of such Person, was, at the time of the declaration of the dividend distribution of the Rights, the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding shall be deemed to have become an Acquiring Person unless and until such time as such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of ten thousand (10,000) or more shares of Common Stock of the Company in addition to shares of Common Stock of the Company beneficially owned by such Person, alone or together with all Affiliates and Associates of such Person, at the time of the declaration of the dividend distribution of the Rights (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock of the Company are treated equally), in which case such Person shall then become and be deemed to be an "Acquiring Person" hereunder; and

                  (iii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the board of directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person."

                  "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii).

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations (as hereinafter defined) as in effect on the date of this Agreement.

                  A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                  (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act (as hereinafter defined) and Rule 13d-3 thereunder (or any comparable or successor law or regulation); or

                  (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately, contingently or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (2) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of his Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person's becoming an Acquiring Person or (3) securities that such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided further, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (y) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with whom such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of subparagraph
         (ii) above) or disposing of any securities of the Company; provided, however, that in no case shall any officers or directors of the Company be deemed (A) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (B) the Beneficial Owners of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than such officers or directors, by reason of any influence that such officers or directors may have over the voting of the securities held in the plan.

Notwithstanding anything in this definition of "Beneficial Owner" and "beneficially own" to the contrary, the phrase "then outstanding," when used with reference to a Person who is the Beneficial Owner of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.

                   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

                  "Common Stock" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or other equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons that ultimately control such first-mentioned Person.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i).

                  "Current Value" shall have the meaning set forth in Section 11(a)(iii).

                  "Distribution Date" shall have the meaning set forth in
Section 3(a).

                  "Equivalent Junior Preferred Stock" shall have the meaning set forth in Section 11(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor statute, in each case as amended and in effect from time to time.

                  "Exchange Act Regulations" shall mean the Rules and Regulations under the Exchange Act, as amended and in effect from time to time (including, without limitation, any successor rules).

                  "Expiration Date" shall have the meaning set forth in Section 7(a).

                  "Final Expiration Date" shall have the meaning set forth in
Section 7(a).

                  "Flip-In Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C).

                  "Flip-In Trigger Date" shall have the meaning set forth in
Section 11(a)(iii).

                  "Flip-Over Event" shall mean any event described in clause
(x), (y) or (z) of Section 13(a).

                  "Person" shall mean any individual, firm, corporation or other entity, and shall include, without limitation, any successor (by merger or otherwise) of such entity.

                  "Junior Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the resolution of the board of directors of the Company authorizing the same and as set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

                  "Junior Preferred Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii).

                  "Principal Party" shall have the meaning set forth in Section 13(b).

                  "Purchase Price" shall have the meaning set forth in Section 7(b).

                  "Record Date" shall have the meaning set forth in the recitals to this Agreement.

                  "Redemption Date" shall have the meaning set forth in Section 7(a).

                  "Redemption Price" shall have the meaning set forth in Section 23(a).

                  "Right" shall have the meaning set forth in the recitals to this Agreement.

                  "Rights Agent" shall have the meaning set forth in the preamble of this Agreement and shall include, without limitation, any Person that shall become a successor Rights Agent pursuant to the terms of this Agreement.

                  "Rights Certificate" shall have the meaning set forth in
Section 3(a).

                  "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals to this Agreement.

                  "Section 24(a) Exchange Ratio" shall have the meaning set forth in Section 24(a).

                  "Securities Act" shall mean the Securities Act of 1933 or any successor statute, in each case, as amended and in effect from time to time.

                  "Share Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the date of filing of a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the board of directors of the Company shall become aware of the existence of an Acquiring Person.

                  "Spread" shall have the meaning set forth in Section
11(a)(iii).

                  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Summary of Rights" shall have the meaning set forth in
Section 3(b).

                  "Trading Day" shall have the meaning set forth in Section 11(d)(i).

                  "Triggering Event" shall mean any Flip-In Event or any Flip-Over Event.

                  "Unit" shall have the meaning set forth in the recitals to this Agreement.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint co-Rights Agents as it may deem necessary or desirable upon not less than five days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

                  Section 3. Issue of Rights Certificates.

         (a) Until the earlier of (i) the Close of Business on the tenth day after the occurrence of a Share Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company's board of directors prior to such time as any Person becomes an Acquiring Person and of which the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) to commence a tender or exchange offer, if, in either case, upon consummation thereof such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding (the earlier of (i) and (ii) above being the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for shares of Common Stock of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Stock of the Company. As soon as practicable after the occurrence of a Distribution Date, the Company will notify the Rights Agent of the occurrence of the Distribution Date and the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B (a "Rights Certificate"), evidencing one Right for each share of Common Stock so held. From and after the occurrence of a Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) The Company will make available a Summary of Rights to Purchase Junior Preferred Stock, in substantially the form of Exhibit C (the "Summary of Rights"), to any holder of shares of Common Stock of the Company upon request of such holder. Until the Distribution Date (or the Expiration
Date), the surrender for transfer of any certificate for shares of Common

Stock of the Company outstanding on the Record Date shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

         (c) Certificates evidencing shares of Common Stock that become outstanding (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier to occur of a Distribution Date and an Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend (or such other legend as the Company may deem appropriate that is not inconsistent with the provisions of this Agreement):

                  This certificate also evidences and entitles the holder hereof to certain "Rights" as set forth in a Rights Agreement between Assisted Living Concepts, Inc. and American Stock Transfer & Trust Company, effective as of October 1, 2004 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Assisted Living Concepts, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Assisted Living Concepts, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any "Person" who becomes an "Acquiring Person" (as such terms are defined in the Rights Agreement), whether held by or on behalf of such Person or by any subsequent holder, may become null and void.

If the Company purchases or acquires any shares of Common Stock of the Company after the occurrence of a Record Date but prior to the occurrence of a Distribution Date, any Rights associated with such shares of Common Stock of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with any shares of Common Stock of the Company that are no longer outstanding.

                Section 4.  Form of Rights Certificates.

         (a) The Rights Certificates (and the forms of election to purchase Units of Junior Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22, the Rights Certificates shall entitle the holders thereof to purchase the numbers of Units of Junior Preferred Stock set forth therein at the price per Unit of Junior Preferred Stock set forth therein, but the number of such Units of Junior Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the board of directors of the Company determines to be part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e); shall in each case contain (to the extent feasible) the following legend:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement by and between Assisted Living Concepts, Inc. and American Stock Transfer & Trust Company, as Rights Agent, effective as of October 1, 2004 (the "Rights Agreement")). Accordingly, this Rights Certificate and the Rights represented hereby may be or become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                Section 5. Countersignature and Registration.

         (a) The Rights Certificates shall be executed on behalf of the Company by any officer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on a Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates evidencing exercisable Rights, entitling the registered holder to purchase a like number of Units of Junior Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitle such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of and in replacement for the Rights Certificate so lost, stolen, destroyed or mutilated.

                 Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

         (a) The registered holder of any Rights Certificate evidencing exercisable Rights may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time after the occurrence of a Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the related certification duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Right being exercised (as such amount may be reduced (including, without limitation, to zero) pursuant to
Section 11(a)(iii)) and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9, in cash, or by certified check, wire transfer or bank draft payable to the order of the Company, at or prior to the earliest of (i) the Close of Business on the tenth anniversary hereof (the "Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24 (the earliest of (i), (ii) and (iii) being the "Expiration Date").

         (b) The "Purchase Price" for each Unit of Junior Preferred Stock pursuant to the exercise of a Right shall initially be $60, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate evidencing exercisable Rights (with the form of election to purchase duly executed) accompanied by payment as provided in Section 7(a), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Junior Preferred Stock a certificate or certificates for the number of Units of Junior Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of Units of Junior Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent a depositary receipt or depositary receipts representing such number of Units of Junior Preferred Stock as are to be purchased (in which case certificates for the Units of Junior Preferred Stock represented by such receipt or receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs the depositary agent to comply with such requisition); (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) If the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing a number of Rights equivalent to the number of Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to such registered holder's duly authorized assigns, subject to Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the board of directors of the Company determines to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e) or (iv) any subsequent transferee of any of the foregoing shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights or any Rights Certificate that formerly evidenced such Rights, and neither the Company nor the Rights Agent shall have any obligations whatsoever with respect to such Rights or any Rights Certificate, whether under any provision of this Agreement or otherwise. The Company shall use all requisite commercially reasonable efforts to ensure that the provisions of Section 4(b) and this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees or taking or failing to take any actions with respect any Rights or Rights Certificates of any such Person.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof or in replacement thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                Section 9.  Reservation and Availability of Junior Preferred
Stock.

         (a) The Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available, out of and to the extent of its authorized and unissued Junior Preferred Stock, a number of shares of its Junior Preferred Stock not reserved for another purpose that will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Junior Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

         (b) If the Units of Junior Preferred Stock to be issued and delivered upon the exercise of the Rights are at any time listed on a national securities exchange or included for quotation on any transaction reporting system, the Company shall during the period from the Distribution Date to the Expiration Date use its best efforts to cause all shares reserved for such issuance to be listed on such exchange or included for quotation on any such transaction reporting system upon official notice of issuance upon such exercise.

         (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification of the offering made upon exercise of the Rights in such jurisdiction shall have been obtained, or an exemption therefrom shall be available and until a registration statement has been declared effective.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Units of Junior Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall, at the time of delivery of the certificates for such Units of Junior Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any Units of Junior Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for Units of Junior Preferred Stock in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Units of Junior Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                Section 10. Junior Preferred Stock Record Date. Each person in whose name any certificate for Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby at the Close of Business on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares at the Close of Business on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open; provided further, however, that if delivery of Units of Junior Preferred Stock (or such other securities) is delayed pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such Units of Junior Preferred Stock (or such other securities) only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise preemptive rights (if any), and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided in this Agreement.

                Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kinds of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Junior Preferred Stock payable in shares of Junior Preferred Stock, (B) subdivide the outstanding shares of Junior Preferred Stock, (C) combine the outstanding Junior Preferred Stock into a smaller number of shares Junior Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Junior Preferred Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock for which the Rights shall be exercisable, shall be proportionately adjusted so that the holder of any Rights exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock that, if such Rights had been exercised immediately prior to such date and at a time when the applicable transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition, and shall be made prior, to any adjustment required pursuant to Section 11(a)(ii).

        (ii)     Subject to Section 24, if:

                  (A) any Person shall become an Acquiring Person, unless the event causing the Person to become an Acquiring Person is a transaction to which the provisions of Section 13(a) apply; or

                  (B) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and shares of Common Stock of the Company shall remain outstanding and unchanged, (2) in one transaction or a series of transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock of the Company, for other equity securities of the Company or any of its Subsidiaries, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether shares of Common Stock of the Company or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of shares of Common Stock of the Company), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including, without limitation, securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including, without limitation, securities or intangible assets) having an aggregate fair market value of more than $10,000,000, other than pursuant to a transaction set forth in Section 13(a), (5) receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or
         (6) receive the benefit, directly or indirectly (except proportionately as a holder of shares of Common Stock of the Company or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or

                           (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including, without limitation, any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), that has the effect, directly or indirectly, of increasing the number of outstanding shares or percentage of any class of equity securities of the Company or any of its Subsidiaries that are directly or indirectly beneficially owned by any Acquiring Person or any Person or any Associate or Affiliate of any Acquiring Person by more than one percent of the outstanding shares of such class of equity securities of the Company;

         then, following the occurrence of an event described in Section 11(a)(ii)(A), (B) or (C) (a "Flip-In Event"), each holder of a Right, except as otherwise provided in Section 7(e), shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Purchase Price, in lieu of the number of Units of Junior Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event, such number of Units of Junior Preferred Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Units of Junior Preferred Stock for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by (y) 50% of the Current Per Share Market Price for shares of Common Stock on the date of occurrence of the Triggering Event (such number of Units of Junior Preferred Stock being hereinafter referred to as the "Adjustment Shares"). Upon the occurrence of a Flip-Over Event, any Rights that shall not have been previously exercised pursuant to this
         Section 11(a)(ii) shall thereafter be exercisable only pursuant to
         Section 13 and not pursuant to this Section 11(a)(ii).

                  (ii) In the event that the number of shares of Junior Preferred Stock that are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall, in lieu of issuing Units of Junior Preferred Stock in accordance with Section 11(a)(ii) hereof: (A) determine the excess of (1) the value of the Units of Junior Preferred Stock issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being referred to as the "Spread") and (B) with respect to each Right, make adequate provision to substitute for such Units of Junior Preferred Stock, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, Common Stock of the Company or shares or units of shares of any series of preferred stock that the board of directors of the Company shall have conclusively deemed to have the same value as the Units of Junior Preferred Stock (such shares or units of preferred stock are herein called "Junior Preferred Stock Equivalents")), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, as determined by the board of directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the board of directors of the Company (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons); provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) occurrence of a Flip-In Event, and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-In Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and payment of $0.01 per Right, Units of Junior Preferred Stock (to the extent available), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, and then, if necessary, cash, having an aggregate value equal to the Spread.

         (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Junior Preferred Stock entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase Junior Preferred Stock (or shares having the same rights, privileges and preferences as the Junior Preferred Stock ("Equivalent Junior Preferred Stock")) or securities convertible into Junior Preferred Stock or Equivalent Junior Preferred Stock at a price per Unit of Junior Preferred Stock or Equivalent Junior Preferred Stock (or having a conversion price per Unit, if a security convertible into Units of Junior Preferred Stock or Equivalent Junior Preferred Stock) less than the then Current Per Share Market Price (as determined pursuant to Section 11(d)) of a Unit of Junior Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of Units of Junior Preferred Stock outstanding on such record date plus the number of Units of Junior Preferred Stock that the aggregate offering price of the total number of Units of Junior Preferred Stock and/or Equivalent Junior Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the sum of the number of Units of Junior Preferred Stock outstanding on such record date plus the number of additional Units of Junior Preferred Stock and/or Equivalent Junior Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights. Units of Junior Preferred Stock owned by or held for the account of the Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (c) If the Company shall fix a record date for a distribution to all holders of Units of Junior Preferred Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend), assets (other than a dividend payable in Units of Junior Preferred Stock but including, without limitation, any dividend payable in equity securities other than Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(d)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price (as determined pursuant to Section 11(d)) of the Junior Preferred Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights) of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants distributable in respect of a share of Junior Preferred Stock, and the denominator of which shall be such Current Per Share Market Price of a share of Junior Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "Current Per Share Market Price" of any security on any date shall be deemed to be the average of the daily Closing Prices (as such term is hereinafter defined) per share of such security for the thirty consecutive Trading Days (as such term is hereinafter defined) ending on and including the Trading Day immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security and prior to the expiration of thirty Trading Days after and not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The term "Closing Price" of a security for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the board of directors of the Company, or, if on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the board of directors of the Company. The term "Trading Day" with respect to a security shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business, or, if such security is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if such security is not so quoted, a Business Day.

                  (ii) For the purpose of any computation hereunder, the Current Per Share Market Price of the Junior Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Current Per Share Market Price of the Junior Preferred Stock cannot be determined in the manner provided above or if the Junior Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i) but the Common Stock is publicly held or so listed or traded, the Current Per Share Market Price of the Junior Preferred Stock shall be conclusively deemed to be an amount equal to the product of 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to shares of Common Stock of the Company occurring after the date of this Agreement) multiplied by the Current Per Share Market Price of Common Stock of the Company. If no shares of the Common Stock of the Company or the Junior Preferred Stock are publicly held or so listed or traded, the Current Per Share Market Price of the Junior Preferred Stock shall be conclusively deemed to be an amount equal to the fair value per share as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons. For all purposes of this Agreement, the Current Per Share Market Price of a Unit of Junior Preferred Stock shall be equal to the Current Per Share Market Price of one share of Junior Preferred Stock divided by 1,000.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-hundred-thousandth (1/100,000) of a share of Junior Preferred Stock or one one-hundredth (1/100) of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(ii), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Units of Junior Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Rights and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Stock contained in Sections 11(a), (b), (c), (d), (e),

(g), (h), (i), (j), (k), (l), (m) and (p), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Junior Preferred Stock purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

         (h)      Unless the Company shall have exercised its election under
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Junior Preferred Stock (calculated to the nearest one-millionth of a share of Junior Preferred Stock) obtained by dividing (i) the product obtained by multiplying
(x) the number of Units of Junior Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Units of Junior Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units of Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Junior Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Junior Preferred Stock that were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment that would reduce the Purchase Price below the then par value of the number of Units of Junior Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable number of Units of Junior Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date of that number of Units of Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Units of Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled (but not required) to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Junior Preferred Stock, (ii) issuance wholly for cash of any Unit of Junior Preferred Stock at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Junior Preferred Stock or securities that by their terms are convertible into or exchangeable for Junior Preferred Stock, (iv) dividends on Junior Preferred Stock payable in Junior Preferred Stock, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of Units of its Junior Preferred Stock shall not be taxable to such stockholders.

         (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person that constitutes, or would constitute, the Principal Party (as defined in Section 13(b)) shall have distributed or otherwise transferred to its stockholders or other persons holding an equity interest in such Person, Rights previously owned by such Person or any of its Affiliates and

Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

         (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 27, take (or permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights (other than those held by an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

         (p) If, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on outstanding shares of Common Stock of the Company payable in shares of Common Stock of the Company or (ii) effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock of the Company) into a greater or lesser number of shares of Common Stock of the Company, then in any such case the number of Units of Junior Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Units of Junior Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the shares of Common Stock of the Company or Units of Junior Preferred Stock a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure by the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) Except as provided in Section 13(b), in the event that, following a Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), in one or more transactions, directly or indirectly, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), (any such event being a "Flip-Over Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and nonassessable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Junior Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of such Units of Junior Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Flip-In Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the occurrence of a Flip-Over Event, shall be the "Purchase Price" for all purposes of this Agreement) by 50% of the Current Per Share Market Price of the shares of Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall, for all purposes of this Agreement, thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Flip-Over Event.

         (b)      "Principal Party" shall mean:

                  (i)      in the case of any transaction described in clause
         (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price; and

                  (ii)     in the case of any transaction described in clause
         (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate Current Per Share Market Price; and
         (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that the Principal Party will:

                  (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Stock of such Principal Party that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement take such action as may be required to ensure that any acquisition of such shares of Common Stock of such Principal Party upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws;

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

                  (iii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on NASDAQ or on such other system then in use; and

                  (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

         (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation, bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the Current Per Share Market Price or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than the Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter be exercisable in the manner provided in Section 13(a).

                  Section 14.   Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Per Share Market Price of a whole Right. For purposes of this Section 14(a), the Current Per Share Market Price of a whole Right shall be the closing price per share of a whole Right on the

Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

         (b) The Company shall not be required to issue fractions of Junior Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional Junior Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Junior Preferred Stock). Fractions of Junior Preferred Stock in integral multiples of one one-thousandth of a share of Junior Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Junior Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Junior Preferred Stock that are not integral multiples of one one-thousandth of a share of Junior Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Per Share Market Price of one share of Junior Preferred Stock.

         (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Common Stock of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, a certificate representing shares of Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Common Stock of the Company), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate or, prior to the Distribution Date, in the manner provided in any such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                  Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the occurrence of a Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock of the Company;

         (b) after the occurrence of a Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

         (c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

         (d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14; and

         (e) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use commercially reasonably efforts to seek to have any such order, decree or ruling lifted or otherwise overturned as soon as practicable.

                  Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Units of Junior Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section
25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with this Agreement.

                  Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance and administration of this Agreement and the exercise and performance of its duties, including the costs and expenses of defending against and appealing any claim of liability in the premises. This indemnity shall survive the termination of this Agreement and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

                  The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Units of Junior Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation must be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent:

         (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel of its choice (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the administration, exercise and performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any officer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution by the Rights Agent) or in respect of the legality, validity or enforceability or the execution of any Rights Certificate (except its countersignature); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including, without limitation, the Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including, without limitation, the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Units of Junior Preferred Stock or other securities to be issued upon the exercise of any Rights or as to whether any such security will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the administration, exercise and performance of its duties hereunder from any one officer of the Company, and to apply to such officer for advice or instructions in connection with its duties, and it shall not be responsible or liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually received such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent in good faith believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the certification on the form of assignment or form of election to purchase, as the case may be, that the Rights evidenced by the Rights Certificate are not owned by an Acquiring Person, or an Affiliate or Associate thereof, has either not been completed or in any manner indicates any other response thereto, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company or Junior Preferred Stock (as to which the Rights Agent has received prior written notice) by registered or certified mail, and the Company shall mail notice thereof to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Junior Preferred Stock (as to which the Rights Agent has received prior written notice) by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Junior Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its board of directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement or upon the exercise, conversion or exchange of securities of the Company currently outstanding or issued at any time in the future by the Company and (b) may, in any other case, if deemed necessary or appropriate by the board of directors of the Company issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.   Redemption and Termination.

         (a) The Company may, at its option, upon action by the board of directors at any time on or prior to the earlier of (i) the time a Person becomes an Acquiring Person and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in cash, shares of Common Stock of the Company (based on the Current Per Share Market Price thereof at the time of redemption), or any other form of consideration deemed appropriate by its board of directors. The redemption of the Rights upon action by the board of directors of the Company may be made effective at such time, on such basis and with such conditions as the board of directors of the Company in its sole discretion may establish. Any such redemption will be effective immediately upon the action of the board of directors of the Company ordering the same, unless such action of the board of directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the board of directors of the Company).

         (b) Immediately upon the effectiveness of the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in such manner shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 or in Section 24, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         (c) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 7(a) at any time when the Rights may be redeemed by action of the board of directors pursuant to Section 23(a).

                  Section 24.   Exchange.

         (a) The Company, at its option, upon approval by its board of directors, at any time after any Person becomes an Acquiring Person, may exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Units of Junior Preferred Stock at an exchange ratio equal to, subject to adjustment to reflect stock splits, stock dividends and similar transactions occurring after the date hereof, that number obtained by dividing the Purchase Price by the then Current Per Share Market Price per Unit of Junior Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding (such exchange ratio being hereinafter referred to as the "Section 24(a) Exchange Ratio"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock of the Company then outstanding.

         (b) Immediately upon the action of the board of directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Junior Preferred Stock equal to the number of such Rights held by such holder multiplied by the
Section 24(a) Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Units of Junior Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In the event that the number of shares of Junior Preferred Stock authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Junior Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Common Stock of the Company or other equity securities of the Company, (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value equal to the aggregate Current Per Share Market Price of the Units of Junior Preferred Stock that would otherwise be issuable in such exchange, all as determined by the board of directors of the Company (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons). To the extent that the Company determines that some action need be taken pursuant to Section 24(a), the board of directors of the Company may temporarily suspend the exercisability of the Rights for a period of up to sixty days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Junior Preferred Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                  Section 25.   Notice of Certain Events.

         (a) In case the Company shall, at any time after the earlier to occur of a Distribution Date or a Share Acquisition Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Junior Preferred Stock or to make any other distribution to the holders of its Junior Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional Units of Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Junior Preferred Stock (other than a reclassification involving only the subdivision of outstanding Junior Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to declare or pay any dividend on the Common Stock of the Company payable in shares of Common Stock of the Company or to effect a subdivision, combination or consolidation of the shares of Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with
Section 26, a notice of such proposed action that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock of the Company and/or shares of Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the shares of Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock of the Company and/or shares of Junior Preferred Stock, whichever shall be the earlier.

         (b) In case a Flip-In Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii). In the event any Person becomes an Acquiring Person, the Company will promptly notify the Rights Agent upon obtaining knowledge thereof.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

                  Assisted Living Concepts, Inc.
                  1349 Empire Central, Suite 900
                  Dallas, Texas 75247
                  Attention: Chief Executive Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane
                  Plaza Level
                  New York, NY 10038
                  Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the time any Person becomes an Acquiring Person, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement (including, without limitation, Section
15) in any respect, without the approval of any holders of Rights, by action of its board of directors. From and after the time any Person becomes an Acquiring Person, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Rights, by action of its board of directors in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), including, without limitation, to change the Purchase Price, the Redemption Price, any time periods herein specified, and any other term hereof, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). The foregoing notwithstanding, this Agreement may not be so supplemented or amended in any manner that would adversely affect the Rights Agent without the written consent of the Rights Agent. Upon receipt of a certificate from an appropriate officer of the Company that the proposed supplement or amendment is consistent with this Section 27 and, after such time as any Person has become an Acquiring Person, that the proposed supplement or amendment does not adversely affect the interests of the holders of Rights, the Rights Agent shall execute such supplement or amendment.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company outstanding at any particular time, including, without limitation, for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act. The board of directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the board of directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations that are done or made by the board of directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other Persons.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, shares of Common Stock of the Company).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to contracts to be made and performed entirely within such state, without regard to the choice-of-law or conflict-of-laws principles of any jurisdiction.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted or convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

                                      ASSISTED LIVING CONCEPTS, INC.



                                      By: /s/ EDWARD A. BARNES
                                         --------------------------------------
                                      Name: Edward A. Barnes
                                           ------------------------------------
                                      Title: SVP, CFO
                                            -----------------------------------

                                      AMERICAN STOCK TRANSFER & TRUST COMPANY



                                      By: /s/ HERBERT J. LEMMER
                                         --------------------------------------
                                      Name: Herbert J. Lemmer
                                           ------------------------------------
                                      Title: Vice President
                                            -----------------------------------

                                                                       Exhibit A

                                      FORM

                                       OF

                           CERTIFICATE OF DESIGNATION

                                       OF

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                         ASSISTED LIVING CONCEPTS, INC.,

                       (Pursuant to Section 78.1955 of the
                            Nevada Revised Statutes)

                                   ----------

                  Assisted Living Concepts, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the board of directors of the Corporation as required by Section 78.1955 of the Nevada Revised Statutes at a meeting duly called and held on October 1, 2004:

                  RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (the "Board") in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, the Board hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the board of directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of a share of Series A Preferred Stock, in preference to the holders of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when declared by the Board out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the shares of Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall be declared by the Board on the Common Stock for which it does not declare the dividend required to be declared on the Preferred Stock pursuant to Section 2(a).

         (c) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up.

         (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (x) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference") and
(y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Common Adjustment"), or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event ("Adjustment Number").

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (c) In the event the Corporation shall at any time after the October 1, 2004 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property (or into the right to receive any of the foregoing), then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged, converted or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. Amendment. The certificate of incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                            [Signature page follows]

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation as of October 1, 2004.


                                   ASSISTED LIVING CONCEPTS, INC.

                                   --------------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                                                      Exhibit B

                           Form of Rights Certificate

Certificate No. R-___                                           ________ Rights

         NOT EXERCISABLE AFTER OCTOBER 1, 2014 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT]*

                               Rights Certificate

                         ASSISTED LIVING CONCEPTS, INC.

         This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, effective as of October 1, 2004 (the "Rights Agreement"), between Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, as Right Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on October 1, 2014 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (a "Unit") of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Junior Preferred Stock") of the Company, at a purchase price of $60 per Unit of Junior Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units of Junior Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ______________ based on the Junior Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Units of

-----------------

* The bracketed language is to be inserted in place of the preceding sentence where applicable.

Junior Preferred Stock that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Junior Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.01 per Right.

         No fractional shares of Junior Preferred Stock will be issued upon the exercise of any Rights or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Units of Junior Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of _______________, _____.

                                         ASSISTED LIVING CONCEPTS, INC.



                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY
as Rights Agent



By:
   --------------------------------
   Authorized Signatory

   Name:
        ---------------------------

   Title:
         --------------------------

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



DATED:                            ,
      ---------------------------  ---



                                         --------------------------------------
                                                        Signature

Signature Guaranteed:

         Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.

                                   CERTIFICATE

         The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement).



                                         --------------------------------------
                                                        Signature


                              --------------------

                                     NOTICE

         The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and such Assignment will not be honored.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate.)

To ASSISTED LIVING CONCEPTS, INC.

         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the Units of Junior Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Junior Preferred Stock be issued in the name of:

-------------------------------------------------------------------------------

Please insert social security
or other identifying number
                            ---------------------------------------------------
                                     (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

-------------------------------------------------------------------------------

Please insert social security
or other identifying number
                            ---------------------------------------------------
                                     (Please print name and address)



DATED:                            ,
      ---------------------------  ---



                                         --------------------------------------
                                                        Signature

Signature Guaranteed:

         Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.

                                   CERTIFICATE

         The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement).



                                         --------------------------------------
                                                        Signature



-------------------------------------------------------------------------------

                                     NOTICE

         The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and such Election to Purchase will not be honored.

                                                                      Exhibit C

                         ASSISTED LIVING CONCEPTS, INC.

                       SUMMARY OF STOCKHOLDER RIGHTS PLAN

         On October 1, 2004, the board of directors of Assisted Living Concepts, Inc. (the "Company") declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on September 30, 2004. Each Right entitles the registered holder to purchase from the Company one "Unit" consisting of one one-thousandth of a share of Series A Junior Participating preferred stock, par value $0.01 per share (the "Junior Preferred Stock"), at a purchase price of $60 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the common stock and a distribution date (the "Distribution Date") will occur upon the date that is the earlier of

         - ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has (subject to certain exceptions) acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock (the "Share Acquisition Date"), other than as a result of repurchases of stock by the Company and

         - ten days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of our common stock.

Until the Distribution Date,

         - the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates,

         - new common stock certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference and

         - the surrender for transfer of any certificates for common stock outstanding will also constitute the surrender for transfer of the Rights associated with the common stock represented by the certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 1, 2014, unless earlier redeemed by the Company as described below.

         As soon as practicable after the occurrence of the Distribution Date, Rights certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by our board of directors, only shares of our common stock issued prior to the occurrence of the Distribution Date will be issued with Rights.

         Generally, in the event that:

         -        any person becomes an Acquiring Person;

         - an Acquiring Person (i) consummates with the Company or any of its subsidiaries (a) certain mergers, or (b) securities transactions or asset transactions that are valued at more than $10 million or are not on arm's length terms and conditions, or (ii) receives any (a) compensation not related to full time employment by the Company or any of its subsidiaries or (b) loan, guarantee or tax benefit; or

         - the securities of the Company are reclassified, the Company is recapitalized or undergoes a merger with one of its subsidiaries while an Acquiring Person exists;

each holder of a Right will thereafter have the right to receive, upon exercise, Junior Preferred Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the bullets in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         For example, at an exercise price of $60 per Unit, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $120 worth of Junior Preferred Stock (or other consideration, as noted above) for $60. Assuming that one Unit of our Junior Preferred Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase 12 Units of Junior Preferred Stock, equivalent to 12 shares of Common stock, for $60.

         In the event that, at any time following the occurrence of a Share Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation (other than a merger that follows an offer for all outstanding shares of common stock that our board of directors determines to be fair and otherwise in the best interests of the Company and its stockholders), or (ii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that previously have been exercised or voided) shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights that are owned by the person or group and have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Junior Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         At any time prior to a person becoming an Acquiring Person, our board of directors may order the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, common stock or other consideration deemed appropriate by the board). Immediately upon the action of the board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

         Until a Right is exercised, the holder of a Right will have, by virtue of ownership of the Right, no rights as a stockholder of the Company, including, without limitation, any right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Junior Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company.

         Any of the provisions of the Rights Agreement may be amended by action of our board of directors prior to a person becoming an Acquiring Person. After such time, the provisions of the Rights Agreement may be amended by our board of directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of the Rights Agreement, which is incorporated herein by reference.